UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2007, Anders Brown’s resignation as Chief Operating Officer of Digital Music Group, Inc. (“DMGI”) became effective and his employment agreement, dated September 13, 2005, as amended (the “Employment Agreement”), was terminated as of that date. In December 2006, Mr. Brown had previously announced his plans to resign for “good reason” under the terms of his Employment Agreement and his executive’s restricted stock purchase agreement with DMGI dated August 26, 2005 (the “Executive’s RSPA”), as Mr. Brown declined to relocate his principal office of employment to Sacramento, California, as requested by the Company. The terms and conditions of the Employment Agreement and Executive’s RSPA have been described in previous filings by DMGI with the Securities and Exchange Commission, including DMGI’s Registration Statement on Form S-1 (File No. 333-128687), declared effective on February 1, 2006. A copy of Mr. Brown’s Employment Agreement and Executive’s RSPA were attached to such Form S-1 as Exhibit 10.15 and Exhibit 10.8, respectively.

Under the terms of his Employment Agreement, Mr. Brown will have the right to receive severance payments based on his base annual salary for a period of 6 months following March 31, 2007, the effective date of termination, paid in accordance with the Company’s normal payroll schedule through September 30, 2007. Mr. Brown will be entitled to continued DMGI group health, dental, life and vision insurance benefits, or payment of COBRA premiums by DMGI to continue coverage of such benefits, through September 2007. The remaining unreleased shares of DMGI common stock under Mr. Brown’s Executive’s RSPA will be released from DMGI’s repurchase option effective March 31, 2007 in accordance with the terms of such agreements. These unregistered shares cannot be sold by Mr. Brown unless he complies with the resale restrictions of Rule 144. Additionally, 80% of the shares owned by Mr. Brown, including the shares to be released from restriction, remain subject to a lock-up agreement in connection with DMGI’s initial public offering under which Mr. Brown is prohibited from selling such shares until July 27, 2007, and these lock-up provisions continue in full force and effect subsequent to his termination.

DMGI previously announced Mr. Brown’s plans to resign effective March 31, 2007, along with the departure of Richard Rees, DMGI’s Vice President of Business Development, on December 31, 2006, in a press release dated December 28, 2006. A copy of the press release was filed as Exhibit 99.1 to DMGI’s Form 8-K, dated December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date:	April 4, 2007	By:	/s/ Karen Davis
		Name:	Karen Davis
		Title:	Chief Financial Officer